Exhibit 24.1

BB&T CORPORATION

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or other appropriate form(s) of BB&T Corporation (the “Company”), and any and all amendments thereto, including all post-effective amendments, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, $5.00 par value per share, pursuant to the BB&T Corporation 2012 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Chairman of Board and
/s/ Kelly S. King	Chief Executive Officer	April 24, 2012
Kelly S. King	and Director (Principal
Executive Officer)

Senior Executive Vice
/s/ Daryl N. Bible	President and Chief	April 24, 2012
Daryl N. Bible	Financial Officer
(Principal Financial Officer)

Executive Vice President
/s/ Cynthia B. Powell	and Corporate Controller	April 24, 2012
Cynthia B. Powell	(Principal Accounting
Officer)

/s/ John A. Allison IV	Director	April 24, 2012
John A. Allison IV

/s/ Jennifer S. Banner	Director	April 24, 2012
Jennifer S. Banner

/s/ K. David Boyer, Jr.	Director	April 24, 2012
K. David Boyer, Jr.

/s/ Anna R. Cablik	Director	April 24, 2012
Anna R. Cablik

/s/ Ronald E. Deal	Director	April 24, 2012
Ronald E. Deal

/s/ J. Littleton Glover, Jr.	Director	April 24, 2012
J. Littleton Glover, Jr.

/s/ Jane P. Helm	Director	April 24, 2012
Jane P. Helm

/s/ John P. Howe III, M.D.	Director	April 24, 2012
John P. Howe III, M.D.

/s/ Valeria Lynch Lee	Director	April 24, 2012
Valeria Lynch Lee

/s/ Nido R. Qubein	Director	April 24, 2012
Nido R. Qubein

/s/ Thomas E. Skains	Director	April 24, 2012
Thomas E. Skains

/s/ Thomas N. Thompson	Director	April 24, 2012
Thomas N. Thompson

/s/ Edwin H. Welch, Ph.D.	Director	April 24, 2012
Edwin H. Welch, Ph.D.

/s/ Stephen T. Williams	Director	April 24, 2012
Stephen T. Williams